                                                                     Exhibit 5.1

                    May 4, 1998



Whittman-Hart, Inc.
311 South Wacker Drive,  Suite 3500
Chicago, IL  60606-6618

     Re: Registration Statement on Form S-3 pursuant to Rule 462(b) filed in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-50029)

Ladies and Gentlemen:

     You have requested our opinion in connection with the above-referenced registration statement on Form S-3 to be filed by Whittman-Hart, Inc., a Delaware corporation (the "Company"), pursuant to Section 462(b) of the Securities Act of 1933, as amended (the "Registration Statement"), under which the Company intends to issue and sell 400,000 additional shares of Common Stock, par value $0.001 per share, of the Company plus up to an additional 60,000 shares of Common Stock granted to the underwriters by the Company to cover over-allotments (the "Shares").

     In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In addition, we have examined and relied, to the extent we deem proper, on certificates of officers of the Company as to factual matters, and on the originals or copies certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials and other persons as we have deemed appropriate. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

     Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

     We hereby consent to use of this opinion as an exhibit to the Registration Statement.

                                   Very truly yours,

                                   /s/ McDermott, Will & Emery







                                         -5-